Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-204896) pertaining to the 2015 Employee Stock Purchase Plan of Hibbett, Inc. of our report dated September 9, 2021, with respect to the financial statements of the Hibbett, Inc. 2015 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2021.

/s/ Ernst & Young LLP
Birmingham, Alabama
September 9, 2021

END OF EXHIBIT 23.1